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                                                                     EXHIBIT 3.2

                         AMENDED AND RESTATED BYLAWS OF

                            MITCHAM INDUSTRIES, INC.

                                OCTOBER 20, 1994

                                    ARTICLE I
                                OFFICES AND AGENT

         The Corporation may have such offices, either within or without the State of Texas, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

         The registered office of the Corporation required by the Texas Business Corporation Act to be maintained in the State of Texas may be, but need not be, identical with the principal office in the State of Texas, as designated by the Board of Directors. The address of the registered office or the identity of the registered agent may be changed from time to time by the Board of Directors.

         The address of the initial registered office of the Corporation and the name of the initial registered agent of the Corporation at such address are set out in the Articles of Incorporation of the Corporation.

                                   ARTICLE II
                                  SHAREHOLDERS

         SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on such date in each year and at such time and place as may be determined by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated for any annual meeting of the shareholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than 10% of the outstanding shares of the Corporation entitled to vote at the meeting.

         SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Texas, as the place of meeting for any annual or special meeting called by the Board of Directors. If no designation is made, or if a special meeting be called otherwise than by the Board of Directors, the place of meeting shall be the registered office of the Corporation in the State of Texas.



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         SECTION 4. NOTICE OF MEETING. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Attendance by a shareholder, whether in person or by proxy, at a shareholder's meeting shall constitute a waiver of notice of such meeting of which he has had no notice.

         SECTION 5. CLOSING OF TRANSFER BOOKS AND FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period not to exceed 60 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may, by resolution, fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, regarding such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

         SECTION 6. FIXING RECORD DATES FOR CONSENTS TO ACTION. Unless a record date shall have previously been fixed or determined pursuant to Section 5 of this Article II, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by the Texas Business Corporation the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation's principal



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place of business shall be addressed to the President or the principal executive officer of the Corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the Texas Business Corporation Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

         SECTION 7. VOTING LISTS. The officer or agent having charge of the stock transfer books of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and opened at the time and place of the meeting and shall be subject to the inspection by any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         SECTION 8. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, and represented in person or by proxy, shall constitute a quorum at a meeting of shareholders unless otherwise provided in the Articles of Incorporation of the Corporation. If less than a quorum is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjournment meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         SECTION 9. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. A telegram, telex, cablegram or similar transmission by the shareholder or his duly authorized attorney in fact, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder or his duly authorized. attorney in fact shall be treated as an execution in writing for purposes of this section. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable before it has been voted unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest, including the appointment as proxy of (a) a pledgee, (b) a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares, (c) a creditor of the corporation who extends its credit under terms requiring the appointment, (d) an employee of the corporation whose employment contract requires the appointment, or (e) a party to a voting agreement created under the Texas Business Corporation Act. A revocable proxy shall be deemed to have been revoked if the Secretary of the Corporation shall have received at or before the meeting instructions of revocation or a proxy bearing a later date, which instructions or proxy shall have been duly executed and dated in writing by the shareholder.


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         SECTION 10. VOTING OF SHARES. Except as otherwise provided by the Texas
Business Corporation Act, and unless otherwise expressly provided in the Articles of Incorporation of the Corporation or in any resolution of the board of directors adopted with regard to a class or series of preferred stock authorized by the Articles of Incorporation of the Corporation, each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

         SECTION 11. ACTIONS WITHOUT A MEETING. Any action required or permitted by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were presented and voted. Such writing, which may be in counterparts, shall be manually executed if practicable; provided, however, that if circumstances so require, effect shall be given to written consent transmitted by telegraph, telex, telecopy or similar means of visual data transmission.

         Every written consent shall bear the date of signature of each shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the Corporation in the manner required by this Section 11, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President or principal executive officer of the Corporation.

         Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

         SECTION 12. TELEPHONE MEETINGS. Subject to the provisions required by the Texas Business Corporation Action for notice of meetings, meetings of the shareholders of the Corporation may be conducted by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear and speak to each other.

                                   ARTICLE III
                               BOARD OF DIRECTORS

         SECTION 1. GENERAL POWER. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by its Board of Directors except as the Board of Directors shall delegate the power to so manage to the Executive Committee or other committee.


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         SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of initial directors comprising the Board of Directors shall be as set forth in the Articles of Incorporation. Upon resolution of the Board of Directors the number of directors may be increased or decreased, but no decrease shall have the effect of shortening the term of any incumbent director. Each director shall office until the next annual meeting of the shareholders, unless earlier removed, and until his successor shall have been elected and qualified. A director need not be a resident of the State of Texas or a shareholder of the Corporation.

         SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without notice other than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Texas for the holding of additional regular meetings without notice other than such resolution.

         SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or a majority of the elected and acting directors from time to time. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Texas, as the place for holding any special meeting called by them.

         SECTION 5. NOTICE. Written notice of any special meeting shall be delivered personally to each director or by mail or telegram, telex, telecopy or similar means of visual data transmission to each director at his business address, in all cases at least one day prior to such meeting. If mailed, such notice shall be deemed to be delivered two days after such notice has been deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, telex, telecopy or similar means of visual data transmission, such notice shall be deemed to be delivered when transmitted for delivery to the recipient at such address. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because that meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice, or waiver of notice of such meeting.

         SECTION 6. QUORUM. A majority of the number of directors fixed in accordance with Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         SECTION 7. MANNER OF ACTING.

                  (a) ACTIONS AT A MEETING. Except as provided in Paragraph (b) of this Section 7, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.




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                  (b) ACTIONS WITHOUT A MEETING. Any action required or
permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting, if a consent in writing, setting forth the action so taken, is signed by all of the members of the Board of Directors, Executive Committee or other committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting. Such writing, which may be in counterparts, shall be manually executed if practicable; provided, however, that if circumstances so require, effect shall be given to written consent transmitted by telegraph, telex, telecopy, or similar means of visual data transmission.

                  (c) TELEPHONE MEETINGS. Subject to the provisions required by the Texas Business Corporation Act for notice of meetings, meetings of the Board of Directors of the Corporation or any committee may be conducted by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear and speak to each other.

         SECTION 8. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of (a) the holders of a majority of the outstanding shares entitled to vote thereon at an annual or special meeting of shareholders called for that purpose, or (b) a majority of the remaining directors though less than a quorum of the Board of Directors. A person elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         A vacancy shall be deemed to exist by reason of the death or resignation of the person elected, or upon the failure of shareholders to elect directors to fill the unexpired term of directors removed in accordance with the provisions of Section 9 of this Article III.

         A directorship to be filled by reason of an increase in the number of directors may be filled by (a) the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at an annual or special meeting of shareholders called for that purpose or (b) the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided, that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

         SECTION 9. REMOVAL. At any meeting of shareholders called expressly for the purpose of removal, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Removal of directors with or without cause may also be accomplished by unanimous written consent of the shareholders without a meeting. In case the entire board or any one or more of the directors are so removed, new directors may be elected at the same meeting, or by the same written consent, for the unexpired term of the director or directors so removed. Failure to elect directors to fill the unexpired term of the directors so removed shall be deemed to create a vacancy or vacancies in the Board of Directors.

         SECTION 10. COMPENSATION. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors



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or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         SECTION 11. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors in which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         SECTION 12. EXECUTIVE AND OTHER COMMITTEES. There may be established an Executive Committee, and one or more other committees, composed of one or more directors designated by resolution adopted by a majority of the full number of directors of the Board of Directors as fixed in accordance with Section 2 of this Article III. The Executive Committee or such other committees may meet at stated times, or on notice to all members by any one member. Vacancies in the membership of the Executive Committee or such other committees shall be filled by a majority vote of the full number of directors on the Board of Directors at a regular meeting or at a special meeting called for that purpose. During the intervals between meetings of the Board, the Executive Committee, if it shall have been established, may advise and aid the officers of the Corporation in all matters concerning its interest and the management of its business, and shall generally perform such duties and exercise such powers as may be directed to delegated by the Board of Directors from time to time. The Board of Directors may delegate to the Executive Committee or such other committees the authority to exercise all the powers of the Board of Directors, except the power to declare dividends or to authorize the issuance of shares of the Corporation, and where action of the full Board of Directors is required by the Texas Business Corporation Act. The designation of and delegation of power to the Executive Committee shall not operate to relieve the Board of Directors, or any members thereof, of any responsibility imposed upon it or him by law.

                                   ARTICLE IV
                                    OFFICERS

         SECTION 1. PRINCIPAL OFFICERS. The officers of the Corporation shall be a Chairman of the Board of Directors, a President and a Secretary, each of whom shall be elected by the Board of Directors. One or more Vice-Presidents, a Treasurer, and such other officers and assistant officers as may be deemed to be necessary may be elected or appointed by the Board of Directors and will have such responsibilities and duties as the Board of Directors shall determine. Any two or more offices may be held by the same person.

         SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the shareholders. If the election shall not be held at such meeting such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor shall have been duly elected or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.


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         SECTION 3. REMOVAL. Any officer may be removed by the Board of
Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 4. VACANCIES. A vacancy in any office, because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         SECTION 5. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be an executive officer of the Corporation and, if he is a director of the Corporation, shall preside over all meetings of the Board of Directors at which he is present. The Chairman of the Board shall supervise the implementation of the policies adopted or approved by the Board of Directors and shall have and exercise such other powers and shall perform such other duties as may from time to time be conferred upon or assigned to him by the Board of Directors.

         SECTION 6. PRESIDENT. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the day to day business and affairs of the Corporation. He shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         SECTION 7. THE VICE PRESIDENTS. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President (or should there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation then in the order of their election) shall perform the duties of President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. He shall perform such other duties as from time to time may be assigned to him by the President or the Board of Directors.

         SECTION 8. THE SECRETARY. The Secretary shall: (a) keep the minutes of the shareholders' and the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Restated Bylaws, or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, and see that the seal of the Corporation is affixed to all documents as may be necessary or appropriate; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary of such shareholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be designated to him by the President or the Board of Directors.

         SECTION 9. THE TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum, and with such surety or sureties, as the Board of Directors shall determine. He shall: (a) have charge and custody of, and be responsible for, all funds and securities of the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected by the Board of Directors; and (b) in general perform all of the



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duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         SECTION 10. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries when authorized by the Board of Directors may sign with the President, or a Vice President, certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

         SECTION 11. SALARIES. The salaries, if any, of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                    ARTICLE V
                CERTIFICATES FOR SHARES, TRANSFER AND REPLACEMENT

         SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President, and by the Secretary or an Assistant Secretary. If such certificates are signed or countersigned by a transfer agent or registrar, other than the Corporation, such signature of the President or a Vice President and Secretary or Assistant Secretary, and the seal of the Corporation, or any of them, may be executed in facsimile, engraved or printed. If any officer who has signed or whose facsimile signature has been placed on any certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer has not ceased to be such at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, stolen or destroyed certified a new one may be issued therefor provided in Section 3 of this Article V.

         SECTION 2. TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation upon surrender for cancellation of the certificate for such shares together with a request to transfer and such other documents and opinion as counsel to the Corporation may require. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

         SECTION 3. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of


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the certificate: (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (c) gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, or indemnifies the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction or theft of the certificates; and (d) satisfies any other reasonable requirements imposed by the Corporation. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

                                   ARTICLE VI
                                   FISCAL YEAR

         The Board of Directors shall, by resolution, fix the fiscal year of the Corporation.

                                   ARTICLE VII
                                  DISTRIBUTIONS

         The Board of Directors may from time to time make distributions in the manner provided by law.

                                  ARTICLE VIII
                                      SEAL

         The Board of Directors shall provide a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation, and the five-pointed Texas star.

                                   ARTICLE IX
                                WAIVER OF NOTICE

         Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Restated Bylaws, the Articles of Corporation or the Texas Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                    ARTICLE X
                                    PROCEDURE

         Meetings of the shareholders and of the Board of Directors shall be conducted in accordance with the procedure as contained in Robert's Rules of Order, to the extent applicable.


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                                   ARTICLE XI
           PARTICIPATION OF DIRECTORS AND OFFICERS IN RELATED BUSINESS

         Unless otherwise provided by contract, officers and directors of this Corporation may hold positions as officers and directors of other corporations, in related businesses, and their efforts to advance the interest of those corporations will not create a breach of fiduciary duty to this Corporation in the absence of bad faith.

                                   ARTICLE XII
                                   AMENDMENTS

         The Board of Directors shall have the exclusive power to alter, amend or repeal these Restated Bylaws or adopt new Bylaws, subject to amendment, repeal or adoption of new Bylaws by action of the shareholders and unless the shareholders in amending, repealing or adopting a new Bylaw expressly provide that the Board of Directors may not amend or repeal that Bylaw. The Board of Directors may exercise this power at any regular or special meeting at which a quorum is present by the affirmative vote of a majority of the Directors present at the meeting and without any notice of the action taken with respect to the Bylaws having been contained in the notice of waiver of notice of such meeting.



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